                                OPTION AGREEMENT

                                     between

                     RANDGOLD & EXPLORATION COMPANY LIMITED

                                       and

               CHESTNUT HILL INVESTMENTS 60 (PROPRIETARY)

                                    LIMITED

                                                                  [TABACKS LOGO]

                                    ---oOo---

                                OPTION AGREEMENT
1.     PARTIES

1.1       RANDGOLD & EXPLORATION COMPANY LIMITED

1.2       CHESTNUT HILL INVESTMENTS 60 (PROPRIETARY) LIMITED

2.     INTERPRETATION

2.1       The headnotes to the clauses of this agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

2.2       Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

             "the Act"                                    the Companies Act, 1973 (Act 61 of 1973) as
                                                          amended from time to time

             "Anglo"                                      Anglo South African Capital (Proprietary) Limited

             "Business Day"                               every day except Saturdays, Sundays and official
                                                          public holidays

             "the Call Notice"                            the notice described in clause 5.1

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             "the Closing Date"                           3 days after the Exercise Date

             "the Company"
                                                          Western Areas Limited, registration no.
                                                          1959/003209/06

             "the Conditions"                             the conditions precedent in clause 4.1

             "the Consortium Sale Agreement"              the agreement in terms whereof the Purchaser shall
                                                          purchase 13 738 507 shares in the Company from Anglo

             "the Exercise Date"                          the date on which the Purchaser shall deliver the
                                                          Call Notice to the Seller

             "the Option Shares"                          5 268 800  ordinary shares of R1 each, fully paid
                                                          up, in the issued share capital of the Company

             "the Parties"                                the Purchaser and the Seller

             "the Pledge"                                 the pledge of the Option Shares by the Seller in
                                                          favour of the Anglo, to be executed simultaneously
                                                          with the Randgold Sale Agreement

             "Prime"                                      the published prime overdraft rate charged from time
                                                          to time by The

                                                                          Page 3

                                                          Standard Bank of South Africa Limited to its corporate
                                                          customers on an unsecured basis, as determined by any
                                                          general manager or his delegee, whose authority need
                                                          not be proved, calculated daily on the basis of a 365
                                                          day year and compounded monthly in arrears

             "the Purchase Date"                          the date on which the Seller shall have paid the
                                                          purchase price to Anglo in respect of the Option
                                                          Shares, in terms of the Randgold Sale Agreement

             "the Purchaser"                              Chestnut Hill Investments 60 (Proprietary) Limited,
                                                          registration no. 2004/002172/07

             "the Randgold Sale Agreement"                the agreement in terms whereof the Seller shall
                                                          purchase the Option Shares from Anglo

             "the Release Date"                           the date on which the Option Shares shall be released
                                                          from the Pledge by Anglo to the Seller

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             "the Seller"                                 Randgold & Exploration Company Limited, registration
                                                          no. 1992/005642/06

             "the Signature Date"                         the date of last signature of this agreement.

2.3           If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party,
              notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this agreement.

2.4           Any reference to an enactment is to that enactment as at the
              Signature Date.

2.5           Unless inconsistent with the context, an expression which denotes:

2.5.1             any gender includes the other genders;

2.5.2             a natural person includes an artificial person and vice versa;

2.5.3             the singular includes the plural and vice versa.

2.6           Where any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this

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              agreement, notwithstanding that that term has not been defined in this interpretation clause.

2.7           The rule of construction that the contract shall be interpreted against the party responsible for the drafting or preparation of this agreement, shall not apply.

3.     INTRODUCTION

3.1           The Seller:

3.1.1              has entered into the Randgold Sale Agreement;

3.1.2              shall, on the completion of the Randgold Sale Agreement in accordance with its terms, acquire the Option Shares;

3.1.3              shall, on the release of the Option Shares from the Pledge, be entitled to deal with the Option Shares as it deems fit;
                   and

3.1.4              wishes, on its acquisition of and entitlement to deal with the Option Shares as it deems fit, to sell the Option Shares to the Purchaser.

3.2           The Purchaser wishes to purchase the Option Shares.

3.3           The Seller is prepared to grant an option to the Purchaser, which wishes to accept such option, to purchase the Option Shares on the terms and conditions recorded herein.

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4.     CONDITIONS PRECEDENT

4.1           This entire agreement (save in respect of this clause 4 and clauses 6 to 10 (both inclusive), which shall be of immediate force and effect) shall be subject to the fulfilment of the conditions precedent, by not later than 1 November 2004, or such later date as the Parties may agree in writing that:

4.1.1                respectively the Randgold Sale Agreement and the Consortium
                     Sale Agreement shall have been entered into and executed by the parties to those agreements, that the conditions
                     precedent to those agreements shall have been fulfilled and that those agreements shall have been completed in
                     accordance with their respective terms, it being recorded
                     (for the avoidance of doubt) that the Consortium Sale
                     Agreement shall not have been completed in accordance with its terms unless and until the Purchaser shall have paid to
                     Anglo the full amount due to Anglo in terms of the
                     Consortium Sale Agreement; and

4.1.2                the Option Shares shall have been released by Anglo from
                     the operation of the Pledge and the Seller shall be
                     entitled freely and in its discretion to deal with the
                     Option Shares.

4.2           The Parties shall use their respective reasonable commercial endeavours to procure the fulfilment of the Conditions as soon as reasonably possible after the Signature Date. In the event that the conditions precedent shall not be fulfilled by the date specified in clause 4.1, this agreement (save in

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              respect of the provisions of clauses 6 to 10 (both inclusive), which shall continue to be of force and effect) shall be of no force or effect and neither Party shall have any right and/or entitlement arising hereout.

5.     OPTION

5.1           The Seller hereby grants to the Purchaser, which hereby accepts, an option ("the Call Option") to purchase the Option Shares, or such portion of the Option Shares as the Purchaser may in its unfettered discretion determine, at any time during the period commencing on the Release Date and terminating on the first anniversary of the Release Date ("the Option Period"). The
              Purchaser shall be entitled to exercise the Call Option by the delivery of a written notice ("the Call Notice") to the Seller, specifying the number of call shares in respect of which the Call
              Option shall be exercised, it being recorded that the Purchaser shall be entitled to exercise the Call Option piecemeal and on more than one occasion during the Option Period, provided that the aggregate number of shares in the Company in respect of which the
              Purchaser shall be entitled to exercise the Call Option shall not exceed the Option Shares.

5.2           On the delivery of the Call Notice to the Seller, an agreement shall be deemed to have been entered into between the Seller and the Purchaser in terms whereof the Seller sells and the Purchaser purchases the number of Option Shares ("the Sold Option Shares")
              specified in the Call Notice. The terms of such agreement shall be:

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5.2.1              the purchase price of the Sold Option Shares shall be
                   calculated by reference to the formula:

                   P = (A x B) + C

                   where:

                   P    is the purchase price payable by the Purchaser to the
                        Seller in respect of the Sold Option Shares;

                   A    is the number of Option Shares constituting the Sold
                        Option Shares;

                   B    is R37,50 per share; and

                   C    an amount equal to notional interest calculated at Prime
                        plus 0.5% on the product of A and B for the period from
                        the Purchase Date to the Closing Date (both days
                        inclusive);

5.2.2              the Purchaser shall pay the purchase price described in
                   clause 5.2.1 to the Seller in immediately available funds, without set-off or deduction, on the Closing Date to such
                   bank account as the Seller may reasonably specify in writing by not later than the Exercise Date;

5.2.3              against payment of the purchase price by the Purchaser, the
                   Seller shall deliver to the Purchaser a copy of an
                   irrevocable and unconditional written instruction to the
                   Seller's Central Securities Depository Participant ("the
                   CSDP") to effect transfer of the Sold

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                   Option Shares on the Closing Date into the account notified in writing by the Purchaser to the Seller by not later than the Exercise Date, together with the unconditional
                   irrevocable written undertaking of the CSDP to act in
                   accordance with such instruction;

5.2.4              the Seller makes no representations and gives no warranties in respect of the Option Shares, which are sold voetstoots and as they stand; and

5.2.5              the Purchaser shall pay all stamp duties and/or uncertified securities tax and/or brokerage fees in respect of the
                   transfer of the Sold Option Shares into the name of the
                   Purchaser.

6.     OPTION FEE

       The Purchaser shall pay to the Seller, by not later than the Exercise
       Date, by way of a non-refundable option fee, an amount of R2 500 000.00.
       The Purchaser shall make payment to the Seller in immediately available funds, without set-off or deduction, to such bank account as the Seller may reasonably specify in writing, by not later than 5 Business Days after the Signature Date.

7.     BREACH

       Should either Party ("the Defaulting Party") commit a breach of any of the provisions hereof, then the other Party ("the Aggrieved Party")
       shall, if it wishes to enforce its rights hereunder, be obliged to give the Defaulting Party 14 days written notice to remedy the breach. If the
       Defaulting Party fails to comply with

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        such notice, the Aggrieved Party shall be entitled to cancel this agreement against the Defaulting Party or to claim immediate payment and/or performance by the Defaulting Party of all of the Defaulting
        Party's obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the
        Aggrieved Party's rights to claim damages. The foregoing is without prejudice to such other rights as the Aggrieved Party may have at law.

8.      DOMICILIUM

8.1           The Parties hereto choose domicilia citandi et executandi for all purposes of and in connection with this agreement as follows:

              the Seller:     3rd Floor
                              28 Harrison Street
                              JOHANNESBURG
                              2001

              the Purchaser:  3rd Floor
                              28 Harrison Street
                              JOHANNESBURG
                              2001

8.2           Either Party hereto shall be entitled to change its domicilium from time to time, provided that any new domicilium selected by it shall be an address other than a box number in the Republic of
              South Africa, and any such

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              change shall only be effective upon receipt of notice in writing by the other Party of such change.

8.3           All notices, demands, communications or payments intended for either Party shall be made or given at such Party's domicilium for the time being.

8.4           A notice sent by one Party to another Party shall be deemed to be received:

8.4.1              on the same day, if delivered by hand;

8.4.2              on the same day of transmission if sent by telefax and if
                   sent by telefax with receipt received confirming completion of transmission;

8.4.3              on the fifth day after posting, if sent by prepaid registered mail.

8.5           Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it
              notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

9.     COSTS

       Each of the Parties shall bear its own costs of and incidental to the negotiation, preparation and execution of this agreement.

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10.    GENERAL

10.1          This document constitutes the sole record of the agreement between the Parties in regard to the subject matter thereof.

10.2          Neither Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

10.3          No addition to, variation or consensual cancellation of this agreement shall be of any force or effect unless in writing and signed by or on behalf of the Parties.

10.4          No indulgence which either of the Parties ("the Grantor") may grant to the other ("the Grantee") shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee which might have arisen in the past or which might arise in the future.

10.5          The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or
              maintenance of the terms, conditions and import of this agreement.

10.6          Neither Party shall be entitled to cede, delegate or otherwise transfer all or any of its rights, interest or obligations under and in terms of this agreement except with the prior written consent of the other Party.

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THUS DONE and SIGNED at Johannesburg on this the 9th day of June 2004.

                                        For and on behalf of

                                        RANDGOLD & EXPLORATION COMPANY LIMITED

                                        By:  /s/. R. B. Kebble

                                        -------------------------------------
                                        who warrants his authority hereto

THUS DONE and SIGNED at Johannesburg on this the 9th day of June 2004.

                                        For and on behalf of

                                        CHESTNUT HILL INVESTMENTS 60
                                        (PROPRIETARY) LIMITED

                                        By:  M.E. Mkwanazai

                                        -------------------------------------
                                        who warrants his authority hereto